Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Stabilized Occupancy of 98.5 Percent

19.9 Percent Rent Growth on Leases for the Fourth Quarter

2018 Guidance Issued

(INDIANAPOLIS, January 31, 2018) – Duke Realty Corporation (NYSE: DRE), the largest pure-play, domestic only, industrial REIT, today reported results for the fourth quarter and full year 2017.

Jim Connor, Chairman and CEO said, "In looking back, 2017 has proved to be one of the most transformational years in company history, as we divested of our medical office business and repositioned ourselves as a pure-play industrial REIT while providing a return of capital to our shareholders through an $0.85 per share special dividend. I'm pleased to report we concluded 2017 with an exceptional fourth quarter of operating performance and continued redeployment of capital into high-quality industrial assets. We increased stabilized occupancy to 98.5 percent, renewed leases at a very impressive 91.4 percent retention rate, increased rents by 19.9 percent on new and renewal leases, and increased same property net operating income by 3.2 percent during the quarter. We have also backfilled all 750,000 square feet that we previously leased to hhgregg, which is a testament both to the strength of the industrial real estate market and the quality of our market level professionals."

Quarterly Highlights

- Net income per diluted share was $0.52 for the quarter and $4.56 for the year. Funds from Operations ("FFO") per diluted share, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), was $0.33 for the quarter and $1.27 for the year. Core Funds from Operations ("Core FFO") per diluted share was $0.30 for the quarter and $1.24 for the year.

- Operating performance within the company's industrial portfolio:

- Total stabilized occupancy at December 31, 2017 of 98.5 percent compared to 98.0 percent at September 30, 2017 and 98.1 percent at December 31, 2016
- Total in-service occupancy at December 31, 2017 of 95.7 percent compared to 95.7 percent at September 30, 2017 and 97.7 percent at December 31, 2016
- Total occupancy, including properties under development, of 93.8 percent at December 31, 2017 compared to 93.2 percent at September 30, 2017 and 95.6 percent at December 31, 2016
- Tenant retention of 91.4 percent for the quarter and 80.5 percent for the year
- Same-property net operating income growth of 3.2 percent and 4.0 percent for the three and twelve months ended December 31, 2017 compared to the same periods in 2016
- Total leasing activity of 7.8 million square feet for the quarter and 23.7 million square feet for the year
- Overall rent growth on new and renewal leases of 19.9 percent for the quarter and 19.2 percent for the year

- Successful execution of capital transactions in the fourth quarter:
  - Issued $300 million of unsecured notes maturing in December 2027 at a stated rate of 3.375 percent
  - Extended the company's $1.2 billion unsecured revolving credit facility from January 2019 to January 2022 at a variable rate (subject to adjustment) of LIBOR plus .875 percent
  - Completed $248 million of building dispositions during the quarter and $3.1 billion during the year
  - Completed $367 million in acquisitions of eight bulk industrial buildings during the quarter bringing total acquisitions for the year to $997 million
  - Started three new industrial development projects with expected costs of $207 million for the quarter bringing the total expected costs of development starts for the year to $866 million

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "We are entering 2018 with significant balance sheet capacity to finance future growth. At the end of 2017 we had $116 million of cash held in escrow for future 1031 exchanges, $427 million in interest-bearing notes receivable, of which various notes totaling $145 million are scheduled to mature at various points throughout 2018, and had no borrowings on our unsecured line of credit.

With the previously announced $300 million unsecured note issuance, which we executed at a favorable 3.375 percent coupon rate, we have reduced our ongoing borrowing costs and optimally sequenced our future debt maturities. In total we have approximately $1.2 billion to $1.4 billion of liquidity and balance sheet capacity to fund additional real estate investments without any equity needs and still maintain our leverage metrics within our current ratings level."

Financial Performance

- A complete reconciliation, in dollars and per share amounts, of net income to FFO, as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.
- Net income was $0.52 per diluted share, or $188 million, for the fourth quarter of 2017 compared to $0.13 per diluted share for the fourth quarter of 2016. The increased net income per diluted share for the quarter was primarily the result of gains on property sales. Net income for the full year 2017 was $4.56 per diluted share, or $1.65 billion compared to $0.88 per diluted share, or $315 million, for the full year 2016. The increased net income per diluted share for the full year was also primarily the result of gains on property sales.
- FFO, as defined by NAREIT, was $0.33 per diluted share, or $119 million, for the fourth quarter of 2017 compared to $0.29 per diluted share for the fourth quarter of 2016. The increased FFO per diluted share for the quarter was primarily due to the loss on debt extinguishment in the fourth quarter of 2016 related to the early redemption of $130 million of unsecured notes. FFO, as defined by NAREIT, was $1.27 per diluted share, or $460 million, for the full year 2017 compared to $1.21 per diluted share for the full year 2016. The increased FFO per diluted share for the full year was primarily due to lower losses on debt extinguishment and land impairment charges during 2017 in addition to an overall improvement in key operating metrics.
- Core FFO was $0.30 per diluted share, or $110 million, for the fourth quarter of 2017 compared to $0.31 per diluted share for the fourth quarter of 2016. Core FFO was $1.24 per diluted share, or $450 million, for the full year 2017 compared to $1.20 for the full year 2016. The increase in Core FFO for the full year was due to lower interest expense in 2017, as disposition proceeds were used to significantly reduce leverage.

Real Estate Investment Activity

Mr. Connor further stated, "We finished the quarter with an 8.5 million square foot development pipeline, with total expected stabilized project costs of $676 million. Even after

starting $207 million of developments during the quarter, which were 12 percent pre-leased, we ended the year with a very solid pre-leasing level of 63 percent for our development pipeline, which demonstrates our disciplined approach to starting speculative developments in high-demand markets and our ability to execute the lease up of those projects.

During the fourth quarter, we also completed our previously announced portfolio acquisition from Bridge Development Partners LLC (the "Bridge Portfolio") as well as three additional industrial properties."

Acquisitions

The company completed the remaining tranches of the Bridge Portfolio acquisition during the quarter, which consisted of five bulk distribution properties totaling 1.8 million square feet in Northern New Jersey. Additionally, a 32-acre development parcel in Northern New Jersey was acquired, upon which development of a new property immediately commenced.

The company also acquired two bulk distribution properties in Houston totaling 772,000 square feet, which were 100 percent leased, and a 100 percent leased 71,000 square foot industrial property in the South Bay sub-market of Los Angeles.

Development

The fourth quarter included the following development activity:

- During the quarter, the company started $207 million of wholly owned development projects totaling 1.3 million square feet, which were 12 percent pre-leased in total. These wholly owned development starts were comprised of a 659,000 square foot speculative development project in Northern New Jersey on land acquired during the quarter as part of the Bridge Portfolio acquisition; a speculative project in Southern California totaling 282,000 square feet; and a 44 percent pre-leased project in Houston totaling 368,000 square feet.
- Seven projects totaling 3.0 million square feet, which were 83 percent leased, were placed in service during the quarter.

Building Dispositions

Building dispositions totaled $248 million in the fourth quarter and included the following wholly owned properties:

- One medical office building, totaling 363,000 square feet, which represented the last of the medical office buildings expected to be sold during 2017
- The company's sole remaining suburban office property in South Florida, totaling 144,000 square feet
- One non-strategic industrial property in Columbus, OH totaling one million square feet

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.20 per share, or $0.80 per share on an annualized basis. The fourth quarter dividend will be payable on February 28, 2018 to shareholders of record on February 15, 2018.

2018 Earnings Guidance

A reconciliation of the company's per share guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO is included in the financial tables to this release. The company issued guidance for net income of $0.68 to $0.98 per diluted share. The company issued guidance for FFO, as defined by NAREIT, of $1.24 to $1.32 per diluted share.

Commenting on the company's 2018 outlook, Mr. Connor stated, "We are introducing 2018 guidance for Core FFO of $1.24 to $1.30 per diluted share. Our 2018 Core FFO guidance is based on the anticipation that we will continue to experience strong leasing and development results across our markets and will have redeployed substantially all of the proceeds from the medical office disposition and returned to normal leverage levels by the second half of 2018. Our guidance for growth in Adjusted Funds from Operations ("AFFO"), on a share adjusted basis, ranges from 2.7 percent to 8.2 percent and is driven largely by the same reasons as the growth in Core FFO.

Our guidance for 2018 same property NOI growth reflects a change in methodology, as we disclosed a couple of weeks ago, whereby our same property population will be defined at the beginning of each calendar year and will include only buildings that were stabilized as of the beginning of the prior calendar year. Our guidance for same property NOI growth ranges from 3.25 percent to 4.75 percent and the projected growth is anticipated to be from continued strong rental rate increases as our stabilized occupancy levels are expected to decrease slightly from our current record levels.

We expect the continued redeployment of the medical office disposition proceeds in 2018 to primarily be in the form of development, as opposed to acquisitions, with our guidance for

development starts ranging between $500 million and $700 million. This modest decline in development starts from 2017 is largely due to beginning 2018 with a significant backlog of development projects currently under construction as well as continuing a disciplined approach to managing lease-up risk and maintaining our development pipeline at a healthy level of pre-leasing."

Ranges for the other key assumptions underlying this updated guidance are as follows:

- Dispositions of non-strategic properties in a range of $300 million to $500 million with the proceeds primarily used to fund development
- Acquisitions of properties in a range of $100 million to $500 million
- Average percent leased of our stabilized portfolio ranging from 97.1 percent to 98.1 percent
- General and administrative expenses ranging from $57 million to $53 million

More specific assumptions and components of the company's 2018 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website.

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets; plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by generally accepted accounting principles ("GAAP"). The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company's cash needs, including the company's ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains (losses) on debt transactions, gains (losses) on

and related costs of acquisitions, gains on sale of merchant buildings, promote income and severance charges related to major overhead restructuring activities. Although the company's calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 17 of its December 31, 2017 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 146 million rentable square feet of industrial assets in 21 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Fourth Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, February 1, 2018, at 3:00 p.m. ET to discuss its fourth quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2016. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2017	2016	**2017**	2016
Revenues:				
Rental and related revenue	**$ 179,391**	$ 160,882	**$ 686,514**	$ 641,701
General contractor and service fee revenue	**36,228**	20,264	**94,420**	88,810
	215,619	181,146	**780,934**	730,511
Expenses:				
Rental expenses	**17,616**	19,639	**64,582**	74,323
Real estate taxes	**27,395**	23,251	**108,964**	98,938
General contractor and other services expenses	**35,381**	20,137	**89,457**	80,467
Depreciation and amortization	**76,533**	60,068	**273,561**	242,557
	156,925	123,095	**536,564**	496,285
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**4,787**	9,999	**63,310**	47,403
Gain on dissolution of unconsolidated joint venture	**—**	—	**—**	30,697
Promote income	**—**	—	**20,007**	26,299
Gain on sale of properties	**20,330**	24,504	**113,669**	162,093
Gain on land sales	**795**	7,427	**9,244**	9,865
Other operating expenses	**(327)**	(367)	**(2,554)**	(3,864)
Impairment charges	**—**	(2,920)	**(4,481)**	(18,018)
General and administrative expenses	**(13,779)**	(13,173)	**(54,944)**	(55,389)
	11,806	25,470	**144,251**	199,086
Operating income	**70,500**	83,521	**388,621**	433,312
Other income (expenses):				
Interest and other income, net	**5,524**	438	**14,721**	4,035
Interest expense	**(21,602)**	(25,452)	**(87,003)**	(112,757)
Loss on debt extinguishment	**—**	(25,261)	**(26,104)**	(33,934)
Acquisition-related activity	**—**	7,258	**—**	7,176
Income from continuing operations, before income taxes	**54,422**	40,504	**290,235**	297,832
Income tax benefit	**8,275**	416	**357**	589
Income from continuing operations	**62,697**	40,920	**290,592**	298,421
Discontinued operations:				
Income before gain on sales and income taxes	**689**	6,729	**18,436**	15,841
Gain on sale of depreciable properties	**128,508**	531	**1,357,778**	1,016
Income tax expense	**(1,728)**	—	**(12,465)**	—
Income from discontinued operations	**127,469**	7,260	**1,363,749**	16,857
Net income	**190,166**	48,180	**1,654,341**	315,278
Net income attributable to noncontrolling interests	**(1,747)**	(425)	**(19,910)**	(3,135)
Net income attributable to common shareholders	**$ 188,419**	$ 47,755	**$ 1,634,431**	$ 312,143
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.17**	$ 0.11	**$ 0.80**	$ 0.84
Discontinued operations attributable to common shareholders	**0.35**	0.02	**3.78**	0.05
Total	**$ 0.52**	$ 0.13	**$ 4.58**	$ 0.89
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.17**	$ 0.11	**$ 0.80**	$ 0.84
Discontinued operations attributable to common shareholders	**0.35**	0.02	**3.76**	0.04
Total	**$ 0.52**	$ 0.13	**$ 4.56**	$ 0.88

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	December 31, 2017	December 31, 2016
ASSETS		
Real estate investments:		
Real estate assets	$ 6,593,567	$ 5,144,805
Construction in progress	401,407	303,644
Investments in and advances to unconsolidated joint ventures	126,487	197,807
Undeveloped land	226,987	237,436
	7,348,448	5,883,692
Accumulated depreciation	(1,193,905)	(1,042,944)
Net real estate investments	6,154,543	4,840,748
Real estate investments and other assets held-for-sale	17,550	1,324,258
Cash and cash equivalents	67,562	12,639
Accounts receivable, net	19,427	15,838
Straight-line rent receivable, net	93,005	82,554
Receivables on construction contracts, including retentions	13,480	6,159
Deferred leasing and other costs, net	292,682	258,741
Restricted cash held in escrow for like-kind exchange	116,405	40,102
Notes receivable from property sales	426,657	25,460
Other escrow deposits and assets	186,885	165,503
	$ 7,388,196	$ 6,772,002
LIABILITIES AND EQUITY		
Indebtedness:		
Secured debt, net of deferred financing costs	$ 311,349	$ 383,725
Unsecured debt, net of deferred financing costs	2,111,542	2,476,752
Unsecured line of credit	—	48,000
	2,422,891	2,908,477
Liabilities related to real estate investments held-for-sale	1,163	56,291
Construction payables and amounts due subcontractors, including retentions	54,545	44,250
Accrued real estate taxes	67,374	59,112
Accrued interest	17,911	23,633
Other liabilities	210,825	153,846
Tenant security deposits and prepaid rents	39,109	33,100
Total liabilities	2,813,818	3,278,709
Shareholders' equity:		
Common shares	3,564	3,548
Additional paid-in capital	5,205,316	5,192,011
Accumulated other comprehensive income	—	682
Distributions in excess of net income	(676,036)	(1,730,423)
Total shareholders' equity	4,532,844	3,465,818
Noncontrolling interests	41,534	27,475
Total equity	4,574,378	3,493,293
	$ 7,388,196	$ 6,772,002

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended December 31,
(Unaudited and in thousands, except per share amounts)

	2017			2016		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$ 188,419			$ 47,755		
Less dividends on participating securities	(2,454)			(608)		
Net income per common share-basic	185,965	356,204	$ 0.52	47,147	354,711	$ 0.13
Add back:						
Noncontrolling interest in earnings of unitholders	1,750	3,287		419	3,424	
Other potentially dilutive securities	—	753		—	889	
Net income attributable to common shareholders-diluted	$ 187,715	360,244	$ 0.52	$ 47,566	359,024	$ 0.13
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	$ 188,419	356,204		$ 47,755	354,711	
Adjustments:						
Depreciation and amortization	76,558			79,171		
Company share of joint venture depreciation, amortization and other	2,408			2,523		
Impairment charges - depreciable property	—			677		
Gains on depreciable property sales - discontinued operations	(128,508)			(531)		
Gains on depreciable property sales - continuing operations	(20,330)			(24,504)		
Income tax benefit triggered by depreciable property sales	(1,481)			(416)		
Gains on depreciable property sales - unconsolidated joint ventures	—			(196)		
Noncontrolling interest share of adjustments	650			(542)		
NAREIT FFO attributable to common shareholders - basic	117,716	356,204	$ 0.33	103,937	354,711	$ 0.29
Noncontrolling interest in income of unitholders	1,750	3,287		419	3,424	
Noncontrolling interest share of adjustments	(650)			542		
Other potentially dilutive securities		3,016			3,919	
NAREIT FFO attributable to common shareholders - diluted	$ 118,816	362,507	$ 0.33	$ 104,898	362,054	$ 0.29
Gains on land sales	(795)			(7,427)		
Gains on land sales - unconsolidated joint ventures	(3,085)			(102)		
Loss on debt extinguishment	—			25,261		
Land impairment charges	—			2,243		
Gain on non-depreciable property sale - unconsolidated joint ventures	—			(6,156)		
Other income tax items	(5,066)			—		
Acquisition-related activity	—			(7,258)		
Core FFO attributable to common shareholders - diluted	$ 109,870	362,507	$ 0.30	$ 111,459	362,054	$ 0.31
Adjusted FFO						
Core FFO - diluted	$ 109,870	362,507	$ 0.30	$ 111,459	362,054	$ 0.31
Adjustments:						
Straight-line rental income and expense	(4,992)			(3,860)		
Amortization of above/below market rents and concessions	(694)			165		
Stock based compensation expense	2,467			1,845		
Noncash interest expense	1,333			1,562		
Second generation concessions	(678)			(30)		
Second generation tenant improvements	(7,433)			(4,714)		
Second generation leasing commissions	(9,374)			(10,058)		
Building improvements	(6,900)			(6,391)		
Adjusted FFO - diluted	$ 83,599	362,507		$ 89,978	362,054	

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Twelve Months Ended December 31,

(Unaudited and in thousands, except per share amounts)

	2017			2016		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 1,634,431**			**$ 312,143**		
Less dividends on participating securities	(3,981)			(2,356)		
Net income per common share-basic	**1,630,450**	**355,762**	**$ 4.58**	**309,787**	**349,942**	**$ 0.89**
Add back:						
Noncontrolling interest in earnings of unitholders	15,176	3,303		3,089	3,481	
Other potentially dilutive securities	3,981	2,946		2,356	3,653	
Net income attributable to common shareholders-diluted	**$ 1,649,607**	**362,011**	**$ 4.56**	**315,232**	**357,076**	**$ 0.88**
Reconciliation to funds from operations ("FFO")						
Net income attributable to common shareholders	**$ 1,634,431**	**355,762**		**$ 312,143**	**349,942**	
Adjustments:						
Depreciation and amortization	299,472			317,818		
Company share of joint venture depreciation, amortization and other	9,674			14,188		
Impairment charges - depreciable property	859			3,719		
Gains on depreciable property sales - discontinued operations (1)	(1,352,930)			(1,016)		
Gains on depreciable property sales - continuing operations	(113,669)			(162,093)		
Income tax expense (benefit) triggered by depreciable property sales	17,660			(589)		
Gains on depreciable property sales - unconsolidated joint ventures	(50,693)			(23,896)		
Gain on dissolution of unconsolidated joint venture	—			(30,697)		
Noncontrolling interest share of adjustments	10,939			(1,157)		
NAREIT FFO attributable to common shareholders - basic	**455,743**	**355,762**	**$ 1.28**	**428,420**	**349,942**	**$ 1.22**
Noncontrolling interest in income of unitholders	15,176	3,303		3,089	3,481	
Noncontrolling interest share of adjustments	(10,939)			1,157		
Other potentially dilutive securities		2,946			3,653	
NAREIT FFO attributable to common shareholders - diluted	**$ 459,980**	**362,011**	**$ 1.27**	**$ 432,666**	**357,076**	**$ 1.21**
Gains on land sales	(9,244)			(9,865)		
Gains on land sales - unconsolidated joint ventures	(3,085)			(3,175)		
Loss on debt extinguishment, including share of unconsolidated joint ventures	26,104			35,526		
Gain on non-depreciable property sale - unconsolidated joint ventures	(119)			(6,156)		
Land impairment charges	3,622			14,299		
Promote income	(20,007)			(26,299)		
Other income tax items	(7,685)			—		
Acquisition-related activity	—			(7,176)		
Core FFO attributable to common shareholders - diluted	**$ 449,566**	**362,011**	**$ 1.24**	**$ 429,820**	**357,076**	**$ 1.20**
Adjusted FFO						
Core FFO - diluted	$ 449,566	362,011	$ 1.24	$ 429,820	357,076	$ 1.20
Adjustments:						
Straight-line rental income and expense	(17,328)			(17,107)		
Amortization of above/below market rents and concessions	1,201			1,526		
Stock based compensation expense	18,490			18,593		
Noncash interest expense	5,780			6,156		
Second generation concessions	(772)			(341)		
Second generation tenant improvements	(18,630)			(22,668)		
Second generation leasing commissions	(24,634)			(29,555)		
Building improvements	(15,015)			(8,330)		
Adjusted FFO - diluted	**$ 398,658**	**362,011**		**$ 378,094**	**357,076**	

(1) Excludes noncontrolling interest adjustment of ($4.8 million) that relates to depreciable property sales - discontinued operations during the year ended December 31, 2017.

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended			
	December 31, 2017		December 31, 2016	
Income from continuing operations before income taxes	$	54,422	$	40,504
Share of same property NOI from unconsolidated joint ventures		3,774		4,010
Income and expense items not allocated to segments		80,622		79,927
Earnings from service operations		(847)		(127)
Properties not included and other adjustments		(28,167)		(17,909)
Same property NOI	$	109,804	$	106,405
Percent Change		3.2%		

	Twelve Months Ended			
	December 31, 2017		December 31, 2016	
Income from continuing operations before income taxes	$	290,235	$	297,832
Share of same property NOI from unconsolidated joint ventures		15,071		16,465
Income and expense items not allocated to segments		230,686		182,904
Earnings from service operations		(4,963)		(8,343)
Properties not included and other adjustments		(99,681)		(73,939)
Same property NOI	$	431,348	$	414,919
Percent Change		4.0%		

Duke Realty Corporation and Subsidiaries
Reconciliation of 2018 FFO Guidance
(Unaudited)

		Pessimistic		Optimistic
Net income per common share, diluted	$	**0.68**	$	**0.98**
Depreciation and gains on sales of depreciated property (including share of joint venture)		0.56		0.34
FFO per share - diluted, as defined by NAREIT	$	**1.24**	$	**1.32**
Gains on land sales		—		(0.02)
Core FFO per share - diluted	$	**1.24**	$	**1.30**